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                                                                   EXHIBIT 10.11
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                          SECURITIES PURCHASE AGREEMENT

                                      AMONG


                            MGC COMMUNICATIONS, INC.

                                       AND


                            THE PURCHASERS LISTED ON
                                SCHEDULE 1 HERETO

                          Dated as of November 26, 1997







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


                                TABLE OF CONTENTS


1. Sale and Purchase of Shares................................................................................... 1
         1.1  Sale and Purchase of Shares........................................................................ 1

2. Purchase Price................................................................................................ 1
         2.1  Amount of Purchase Price........................................................................... 1
         2.2  Payment of the Purchase Price...................................................................... 1

3. Closing; Termination of Agreement............................................................................. 1
         3.1  Closing Date....................................................................................... 1

4. Representations and Warranties of the Company................................................................. 2
         4.1  Organization and Good Standing..................................................................... 2
         4.2  Authorization of Agreement; Enforceability......................................................... 2
         4.3  Subsidiaries....................................................................................... 3
         4.4  Consents of Third Parties.......................................................................... 3
         4.5  Authorization of Preferred Shares and Reserved Shares.............................................. 3
         4.6  Financial Statements............................................................................... 3
         4.7  No Undisclosed Liabilities......................................................................... 4
         4.8  Absence of Certain Developments.................................................................... 4
         4.9  Taxes.............................................................................................. 6
         4.10 Real Property...................................................................................... 6
         4.11 Tangible Personal Property......................................................................... 7
         4.12 Intangible Property................................................................................ 8
         4.13 Material Contracts.................................................................................10
         4.14 Employee Benefits..................................................................................10
         4.15 Employees..........................................................................................12
         4.16 Litigation.........................................................................................12
         4.17 Compliance with Laws; Permits......................................................................12
         4.18 Environmental Matters..............................................................................13
         4.19 Investment Company Act.............................................................................14
         4.20 Transactions with Affiliates.......................................................................14
         4.21 Disclosure.........................................................................................14
         4.22 Financial Advisors.................................................................................14
         4.23 Insurance..........................................................................................14
         4.24 Dissolution of Previous Entities...................................................................14
         4.26 Improper Actions...................................................................................15

5. Representations and Warranties of the Purchasers..............................................................15
         5.1  Organization and Good Standing.....................................................................15
         5.2  Authorization of Agreement.........................................................................15
         5.3  Purchaser Representation...........................................................................15
         5.4  Investment Intention...............................................................................15


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
         5.5 Financial Advisors..................................................................................16

6. Further Agreements of the Parties.............................................................................16
         6.1  Covenants..........................................................................................17
         6.3  Use of Proceeds....................................................................................17
         6.3  Access to Information..............................................................................17
         6.4  Confidentiality....................................................................................17
         6.5  Other Actions......................................................................................17
         6.7  Indemnity..........................................................................................17
         6.9  U.S. Real Property Holding Corporation.............................................................18
         6.10 Financial Statements, Reports, Etc.................................................................18

7. Documents to be Delivered at the Closing......................................................................19
         7.1  Documents to be Delivered by the Company...........................................................19
         7.2  Delivery of Purchase Price.........................................................................20

8. Miscellaneous.................................................................................................20
         8.1  Certain Definitions................................................................................20
         8.2  Tax Treatment of Preferred Stock...................................................................24
         8.3  Expenses...........................................................................................24
         8.4  Specific Performance...............................................................................25
         8.5  Further Assurances.................................................................................25
         8.6  Submission to Jurisdiction; Consent to Service of Process..........................................25
         8.7  Entire Agreement; Amendments and Waivers...........................................................25
         8.8  Governing Law......................................................................................26
         8.9  Table of Contents; Headings; Interpretive Matters..................................................26
         8.10 Notices............................................................................................26
         8.11 Severability.......................................................................................27
         8.12 Binding Effect; Assignment.........................................................................27
         8.13 Counterparts.......................................................................................27


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                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT, dated as of November 26, 1997 (this "Agreement"), among MGC Communications, Inc., a Nevada corporation (the "Company"), and the Purchasers listed on Schedule 1 (the "Purchasers").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to issue to each Purchaser, and each Purchaser desires to purchase from the Company, the Shares (as such term is defined below) in such amounts as set forth next to such Purchaser on Schedule 1, and

         WHEREAS, certain terms used in this Agreement are defined in Section
8.1 hereof;

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

      1. SALE AND PURCHASE OF SHARES.

         1.1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1 hereof) the Company shall sell, assign, transfer, convey and deliver to each Purchaser, and each Purchaser shall purchase from the Company the number of shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") listed next to such Purchaser on Schedule 1 (the "Shares"), for the Purchase Price (as defined in Section 2.1 below) and upon the terms and conditions hereinafter set forth.

      2. PURCHASE PRICE.

         2.1. Amount of Purchase Price. The purchase price for the Shares shall be as indicated on Schedule 1 (the "Purchase Price"). The Purchase Price shall be payable as provided in Section 2.2 hereof.

         2.2. Payment of the Purchase Price.. At the Closing, the Purchasers shall pay the Purchase Price by wire transfer of clearinghouse funds or by such other method as may be reasonably acceptable to the Company and the Purchasers to such account of the Company as shall have been designated in advance to the Purchasers by the Company.

      3. CLOSING; TERMINATION OF AGREEMENT.

         3.1. Closing Date. The closing of the sale and purchase of the Shares provided for in Section 1.1 (the "Closing") shall take place at 9:00 a.m. at the offices of Akin, Gump,

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Strauss, Hauer & Feld, L.L.P. in New York, New York (or at such other place as the parties hereto may mutually agree) on the date hereof, or on such other date as the parties hereto may mutually agree. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 7 hereof.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that:

         4.1.Organization and Good Standing. (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have or result in a material adverse effect on the business, properties, results of operations, prospects or conditions (financial or otherwise) of the Company.

         (b) The authorized capital stock of the Company is as set forth on
Schedule 4.1(b). Except as disclosed on Schedule 4.1(b), there is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as disclosed on
Schedule 4.1(b), the Company is not a party to, nor aware of, any voting trust or other voting agreement with respect to any of the securities the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

         4.2. Authorization of Agreement; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the "Transaction Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and its shareholders. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each Purchaser) this Agreement and each of the Transaction Documents constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting



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creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.3. Subsidiaries. The Company has no Subsidiaries.

         4.4. Consents of Third Parties. None of the execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws of the Company; (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company is a party or by which the Company or any of its properties or assets is bound (except for the antidilution protection granted to certain existing warrantholders for issuances of securities below $5.00 per share, which warrants were issued in connection with the issuance of Senior Notes); (c) constitute a violation of any Law applicable to the Company, or (d) result in the creation of any Lien upon the properties or assets of the Company, other than, in the case of clauses (b), (c) and (d), any such conflict, violation, breach, termination, acceleration or other event which, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Change. Other than those which have been obtained or made, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

         4.5. Authorization of Preferred Shares. The issuance, sale, and delivery of the Shares have been duly authorized by all requisite action of the Company, and, when issued, sold, and delivered in accordance with this Agreement, the Shares, and the Common Stock delivered upon conversion of the Shares will be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and, except as may be set forth in the Stockholders Agreement, not subject to preemptive or any other similar rights of the shareholders of the Company or others.

         4.6. Financial Statements. The Company has provided prior to the Closing Date (a) copies of the unaudited consolidated balance sheets of the Company as of September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the quarter then ended (the "Unaudited Financial Statements") and (b) the audited consolidated balance sheets of the Company as of December 31, 1996 and the related consolidated statements of income and cash flows for such year ended (such statements, including the related notes and schedules thereto, and the Unaudited Financial Statements, are referred to herein as the "Financial Statements"). Each of the Financial Statements was prepared in good faith by the Company, is complete and correct in all material respects, has been prepared in accordance with GAAP and in conformity with the practices consistently applied by the Company and presents fairly the consolidated financial position, results of operations and cash flows of the Company as



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of the dates and for the periods indicated, except, with respect to the
Unaudited Financial Statements, for the absence of footnotes and year end adjustments.

         4.7. No Undisclosed Liabilities. Except as set forth on Schedule 4.7, the Company has no liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except
(a) obligations under Contracts described in Schedule 4.13 or under Contracts that are not required to be disclosed thereon as a result of dollar thresholds therein; (b) liabilities provided for in the Unaudited Financial Statements; (c) liabilities (other than accounts payable) incurred since the Unaudited Financial Statements, in the ordinary course of business, the sum of which is, in the aggregate, no greater than $500,000; and (d) accounts payable in excess of those shown on the Unaudited Financial Statements, incurred in the ordinary course of business, the sum of which is, in the aggregate, not greater than $500,000. Unless specifically disclosed as a breach on Schedule 4.7, disclosure of a Contract on Schedule 4.13 shall not be indicative of a breach of any provision of such Contract.

         4.8. Absence of Certain Developments.

         (a) Except as set forth in Schedule 4.8(a) the general nature of the business of the Company (the "Business") is described in the Offering Memorandum with respect to the Company's issuance of $160,000,000 of 13% Senior Secured Notes due 2004 (and related warrants) dated September 24, 1997 (to the extent not superceded by the Prospectus contained in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 28, 1997 (the "Registration Statement")) and the Registration Statement (collectively, the "Offering Memorandum"), which previously has been delivered to the Purchasers.

         (b) Except as set forth in Schedule 4.8(b) and since the date of the Unaudited Financial Statements:

                  (i) there has not been any Material Adverse Change nor has any event occurred which could reasonably be expected to result in any Material Adverse Change; or

                  (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $100,000 for any single loss or $500,000 for all such losses;

                  (iii) there has not been any declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

                  (iv) except for grants of ___ shares under the Company's stock option plan, there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants,



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calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

                  (v) except with respect to the hiring of new Employees in the ordinary course of business whose annual compensation in the aggregate is not greater than $500,000 (exclusive of benefits), the Company has not awarded or paid any bonuses to Employees of the Company nor has the Company entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers, Employees, agents or Representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, Employees, agents or Representatives, other than in the ordinary course of business consistent with past practice which increases in the aggregate do not exceed $100,000 in annual cost to the Company, and other than as may have been required by law or insurers;

                  (vi) the Company has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of the Company, other than for reimbursement of expenses in the ordinary course of business consistent with past practices;

                  (vii) except for Liens with respect to the Senior Notes, the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                  (viii) the Company has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

                  (ix) the Company has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

                  (x) the Company has not transferred or granted any rights under any contracts, leases, licenses, agreements or Intangible Property (as defined in Section 4.12 hereof) used by the Company in its business which reasonably could be expected to result in a Material Adverse Change; and

                  (xi) the Company has not made any binding commitment to make any capital expenditures or capital additions or betterments in excess of $500,000 in the aggregate.



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         4.9. Taxes.

         (a) The amount, if any, shown on the Unaudited Financial Statements, as provision for Taxes is sufficient for payment of all accrued and unpaid federal, state, county, local and foreign Taxes for the period then ended and all prior periods.

         (b) The Company has filed all Tax Returns (federal, state, county, local and foreign) required to be filed by it and all such returns are true and correct in all material respects. All Taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other Taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent, other than those being contested in good faith and listed on Schedule 4.9(b).

         (c) Federal Income Tax Returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to Taxes of any type is pending or, to the best of the Company's knowledge, threatened.

         (d) Neither the Company nor any of its stockholders has ever filed (i) an election pursuant to Section 1362 of the Code that the Company be taxed as an S Corporation or (ii) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

         (e) Except as set forth on Schedule 4.9(e), the Company's net operating losses, if any, for federal income tax purposes, as set forth in the Financial Statements, are not subject to any limitations imposed by Section 382 of the Code, and consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment, contingent or otherwise, to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income.

         (f) The Company has not waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (g) The Company is not a party to any Income Tax allocation or sharing agreement.

         (h) The Company is not and has never been a member of an Affiliated Group filing a consolidated Federal Income Tax Return (other than a group the common parent of which was the Company).

         (i) The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

         4.10 Real Property.

         (a) The Company does not own any real property other than as set forth on Schedule 4.10(a).



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         (b) Except as set forth on Schedule 4.10(b), the Company has good, legal, and marketable title to all of its assets, including all properties and assets free and clear of all Liens, except those assets disposed of since the date of the Unaudited Financial Statement in the ordinary course of business and except for Liens incurred with respect to the Senior Notes and Liens incurred in the ordinary course of business which would not impair the Company's use of such property in any material way.

         (c) Schedule 4.10(c) sets forth a complete list of all real property and interests in real property leased by the Company (each a "Real Property Lease", and collectively, the Real Property Leases) as lessee or lessor. The Company has good and marketable title to the leasehold estates in all Real Property Leases in each case free and clear of all Liens, except for Liens incurred with respect to the Senior Notes and Liens incurred in the ordinary course of business which would not impair the Company's use of such property in any material way. The Company has no reason to believe that such title would not be insurable subject to customary exceptions.

         (d) Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no material default under any Real Property Lease by the Company or, to the best knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder. The Company has made available to each Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

         (e) No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company by a third party, all necessary consents to such assignments or subleases have been obtained.

         4.11 Tangible Personal Property.

         (a) Schedule 4.11(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of [$50,000] relating to personal property used in the business of the Company or to which the Company is a party or by which the Company or any of its respective properties or assets is bound. The Company has made available to each Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

         (b) (i) Each of the Personal Property Leases is in full force and effect and is valid, binding and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether



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enforcement is sought in a proceeding at law or in equity), and there is no material default under any Personal Property Lease by the Company or, to the best knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder; and

                  (ii) No previous or current party to any such Personal Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

         (c) With respect to those Personal Property Leases that were assigned or subleased to the Company by a third party, all necessary consents to such assignments or subleases have been obtained.

         (d) The Company has good, legal and marketable title to all of the material items of tangible personal property used by it (except as sold or disposed of subsequent to the date hereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, except for Liens incurred with respect to the Senior Notes and Liens incurred in the ordinary course of business which would not impair the Company's use of such property in any material way. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company are suitable for the purposes used for the operation of the business of the Company.

         4.12 Intangible Property.

         (a) "Proprietary Rights" shall mean any and all of the following which have been or are used and/or owned by, and/or issued or licensed to the Company, along with all income, royalties, damages and payments due or payable at the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; utility model registrations and applications; design registrations and applications; trademarks, service marks, trade dress, logos, trade names and corporate names together with all goodwill associated therewith, copyrights registered or unregistered and copyrightable works; mask works; and all registrations, applications, and renewals for any of the foregoing; trade secrets and confidential information (including without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and developmental information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); computer software and software systems (including, without limitation, data, databases, object code, source code, microcode and firmware and related documentation); other proprietary and intellectual property rights; licenses or other agreements including but not limited to those assigning, waiving or relating to rights of publicity, moral rights or neighboring rights to or from third parties; and all copies and tangible embodiments of the foregoing (in whatever form or medium),



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in each case including, without limitation, the items set forth on the Schedule
4.12(b) attached hereto.

         (b) Schedule 4.12(b) sets forth a complete and correct list of: (i) all patents, trademark and servicemark registrations, copyright registrations and other registered Proprietary Rights as well as all pending applications therefor; (ii) all corporate names, trade names and unregistered trademarks used by the Company (to the extent not reflected on other schedules attached hereto) as their own marks; (iii) all material unregistered copyrightable works authorized by the Company, mask works, and material computer software owned or licensed by the Company (other than commercial software products generally available to consumers); and (iv) all material licenses or similar agreements to which the Company is or just prior to closing was a party either as licensee or licensor for the Proprietary Rights, in each case identifying the subject Proprietary Rights.

         (c) Except as set forth on Schedule 4.12(c), (i) the Company owns and possess all right, title and interest, free and clear of all Liens, in and to, and to the best knowledge of the Company has a valid and enforceable right to, each of the Proprietary Rights as described on Schedule 4.12(b), and no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to the best knowledge of the Company, is threatened, except for those which could not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change; (ii) the Proprietary Rights comprise all material intellectual property rights which are currently being used by the Company or which are necessary for the operation business as currently conducted by the Company, and as currently proposed to be conducted; (iii) no loss or expiration of any Proprietary Right or related group of Proprietary Rights is, to the Company's knowledge, threatened, or is pending or reasonably foreseeable, except for those which could not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change; (iv) the Company has not received any notices of, nor is the Company aware of any facts which indicate a likelihood of any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights including, without limitation, any demand or request by the Company that such third party license any of the Proprietary Rights from the Company or to the Company; (v) to the best of the Company's knowledge, the Company has not infringed, misappropriated or otherwise conflicted with any rights, including intellectual property rights, of any third parties, and the Company is not aware of any infringement, misappropriation or conflict by the Company of any third-party patent, trademark, copyright or other intellectual property right, or of any such infringement, misappropriation or conflict which shall occur as a result of the continued operation of the business by the Company, as currently conducted or as currently proposed to be conducted, and there is no demand or request from a third party that the Company take a license under any intellectual property right; and (vi) none of the Proprietary Rights owned by or licensed to the Company are, to the best knowledge of the Company, being infringed, misappropriated or conflicted by any third party.

         (d) All of the Proprietary Rights are owned by, or properly assigned or licensed to, the Company or use thereof is otherwise authorized, except to the extent that the failure to be so owned, assigned, licensed or otherwise authorized could not reasonably be expected to, individually or in the aggregate, cause a Material Adverse Change. The Company has not disclosed, or is aware of any disclosure by any other Person of any of its trade secrets or confidential information to any third party other than pursuant to a written confidentiality agreement or disclosure to the Company's shareholders.

         4.13 Material Contracts.

         (a) Except as set forth on Schedule 4.13(a), neither the Company nor any of its respective properties or assets is a party to or bound by any (i) Contract not made in the ordinary course of business, or involving a commitment or payment in excess of $500,000 or otherwise material to the business of the Company; (ii) employment, consulting, non-competition, severance, "golden parachute" or indemnification Contract involving, individually or in the aggregate, annual payments of more than $250,000 (including, without limitation, in each case any Contract to which the Company is a party involving Employees of the Company); (iii) Contract among shareholders or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets (except in the ordinary course of business) or capital stock of the Company or any other Person or involving a sharing of profits; (iv) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of the Company; (v) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract; (vi) Contract with any Governmental Body; (vii) Contract with respect to the discharge, storage or removal of Hazardous Materials; or (viii) binding commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to each Purchaser true, correct and complete copies of the Contracts listed on Schedule 4.13(a) (except as noted thereon), together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

         (b) (i) Each of the Contracts listed on Schedule 4.13(a) is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no material default under any Contract listed on Schedule 4.13(a) by the Company or, to the best knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder.

         (ii) No previous or current party to any Contract has given notice to the Company of or made a claim with respect to any breach or default thereunder and the Company is not aware of any notice of or claim to any such breach or default.

         (c) With respect to the Contracts listed on Schedule 4.13(a) that were assigned to the Company by a third party, all necessary consents to such assignment have been obtained.

         4.14 Employee Benefits.

         (a) The Company has not made contributions to any pension, defined benefit, or defined contribution plans for its Employees which are subject to ERISA.

         (b) Set forth on Schedule 4.14(b) is a true and complete list of each Company Benefit Plan and each Employee Agreement providing for annual compensation in excess of $100,000. Except as set forth on Schedule 4.14(b), the Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Benefit Plan, to enter into any Employee Agreement or to modify or to terminate any Company Benefit Plan or Employee Agreement (except to the extent required by law or to conform any such Company Benefit Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Purchasers, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Employees.

         (c) Except as set forth on Schedule 4.14(c), (i) the Company does not maintain or contribute to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the code; and (ii) the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

         (d) The Company (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees, except where the failure to be in such compliance could not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

         (e) No work stoppage or labor strike against the Company by Employees is pending or, to the best knowledge of the Company, threatened. The Company (i) is not involved in or, to the best knowledge of the Company, threatened with any significant labor dispute, grievance, or litigation relating to labor matters involving any Employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic of foreign), charges of significant unfair labor practices or discrimination complaints; (ii) has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act which would cause a Material Adverse Change ; or (iii) is not presently, nor has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no such agreement or contract is currently being negotiated by the Company or any of its affiliates. No Employees are currently represented by any labor union for purposes of collective bargaining and, to the best knowledge of the Company, no activities the purpose of which is to achieve such representation of all or some of such Employees are ongoing or threatened.

         (f) Except as set forth on Schedule 4.14(f), no benefits shall accrue, become payable vest or accelerate as a result of the Transaction under any Company Benefit Plan or Employee Agreement, including, but not limited to, the vesting of benefits under any "employee benefit plan" within the meaning of
Section 3(3) of ERISA, the acceleration of stock or stock-related awards, or the payment of any amount under any Employee Agreement or Company Benefit Plan.

         4.15 Employees.

         Except as set forth on Schedule 4.15, to the best knowledge of the Company, no key executive Employee and no group of Employees or independent contractors of the Company has any plans to terminate his, her or its employment or relationship as an Employee or independent contractor with the Company.

         4.16 Litigation.

         There are no Legal Proceedings pending or, to the best knowledge of the Company, threatened that question the validity of this Agreement or the Transaction Documents or any action taken or to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby. Schedule 4.16 sets forth a true, correct and complete list of all Legal Proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its properties or assets (including Company Benefit Plans) of the Company, at law or in equity, and, to the best knowledge of the Company, there is no reasonable basis for any other such Legal Proceeding. There is no outstanding or, to the best knowledge of the Company, threatened Order of any Governmental Body against, affecting or naming the Company or affecting any of its properties or assets.

         4.17 Compliance with Laws; Permits.

         (a) The Company is and at all times has been in compliance with all Laws and Orders promulgated by any Governmental Body applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties (including any leased properties) and assets, except where the failure to be in such compliance could not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change. The Company has not received or knows of the issuance of, any notices of violation or alleged violation of any such Law or Order by any Governmental Body.

         (b) The Company has or is in the process of obtaining all Permits necessary for the conduct of its business as currently conducted, except where the failure to obtain a Permit could not reasonably be expected, individually or in the aggregate, to cause a Material Adverse

Change. Schedule 4.17(b) lists all material Permits of the Company obtained (or for which applications have been made for) from all Governmental Bodies, indicating, in each case, the expiration date thereof, which are required by the nature of the operations of the Company to permit the operation thereof in the manner in which they are currently conducted. Such Permits have been issued pursuant to valid applications by the Company to the appropriate Governmental Bodies made in compliance with all applicable Laws, and the Company has substantially complied with all conditions of such Permits applicable to it. No material default or violation, or event that with the lapse of time or giving of notice or both would become a material default or violation, has occurred in the due observance of any such Permit. All such Permits are in full force and effect without further consent or approval of any Person. The Company has not received any notice from any source to the effect that there is lacking any such Permit required in connection with the current operations of the Company. The Company has made all required filings with Governmental Bodies, except where the failure to make such filings could not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change.

         4.18 Environmental Matters. (a) Except as set forth on Schedule 4.18, the operations of the Company have been and, as of the Closing Date, will be in compliance with all Environmental Laws, except where the failure to be in such compliance could not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change; (b) the Company has obtained, currently maintains and, as of the Closing Date, will have all Environmental Permits necessary for its operations, other than such Environmental Permits the lack of which could not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change; all such Environmental Permits are and, as of the Closing Date, will be, in good standing; there are no Legal Proceedings pending or, to the best knowledge of the Company, threatened to revoke any such Environmental Permit; the Company is, and as of the Closing Date will be, in compliance with such Environmental Permits; and the Company has not received any notice from any source, or has otherwise obtained knowledge, to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any Real Property Lease; (c) the Company and all of its past and current Facilities and operations are not subject to any outstanding written Order or Contract, including Environmental Liens, with any Governmental Body or Person, or to the best knowledge of the Company subject to any federal, state, local or foreign investigation respecting (1) Environmental Laws, (2) any Remedial Action or (3) any Environmental Claim arising from the Release or threatened Release of a Hazardous Material; (d) the Company is not subject to any Legal Proceeding alleging the violation of any Environmental Law or Environmental Permit; (e) the Company has not received (nor, to the best knowledge of the Company, has there been issued) any written communication, whether from a Governmental Body, citizens' group, Employee or any other Person, that alleges that the Company is not in compliance with any Environmental Law or Environmental Permit; (f) the Company has not caused or permitted any Hazardous Materials to remain or be disposed of, either on or under real property legally or beneficially owned or operated by the Company or on any real property not permitted to accept, store or dispose of such Hazardous Materials; (g) the Company does not have any liabilities with respect to Hazardous Materials, and no facts or circumstances exist which, in the aggregate, could give rise to liabilities with respect to Hazardous Materials; (h) none of the operations of the Company involves the generation, transportation, treatment, storage or disposal of hazardous waste or subject waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement); and
(i) there is not now on or in any property of the Company (1) any underground storage tanks or surface tanks, dikes or impoundments; (2) any asbestos-containing materials or (3) any polychlorinated biphenyls, that, in any such case described in this clause (i), could reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change.

         4.19 Investment Company Act. The Company is not, nor is it directly or indirectly controlled by or acting on behalf of any Person that is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

         4.20 Transactions with Affiliates. Except as set forth on Schedule 4.20, the Company has not made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction with, any Affiliate, including without limitation, the purchase, sale or exchange of property or the rendering of any service, where the amounts involved is material to the business of the Company.

         4.21 Disclosure; Survival. This Agreement, the Financial Statements, schedules provided in connection with this Agreement and the Offering Memorandum, taken as a whole, do not contain any untrue statement of material fact, fairly represent the business, properties, assets, and condition, financial or otherwise, of the Company in all material respects, and do not fail to state a material fact necessary in order to make the statements contained therein and herein, when taken as a whole, not misleading. There is no fact which has not been disclosed to the Purchasers of which the Company is aware and which materially adversely affects or could reasonably be anticipated to materially adversely effect the business, financial condition, operating results, earnings, assets, customary, supplier, Employee or sales representative relations or business prospects of the Company. All representations, warranties, covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Purchaser, the knowledge of any Purchaser, or the acceptance by any Purchaser of any certificate or opinion.

         4.22 Financial Advisors. Except as disclosed on Schedule 4.22, no agent, broker, investment banker, finder, financial advisor or other person acting on behalf of the Company or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement or any Transaction Document and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

         4.23 Insurance. Schedule 4.23 lists all insurance policies carried by the Company covering its properties and business. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its business. The Company is not in material default with respect to its obligations under any insurance policy maintained by it.

         4.24 Dissolution of Previous Entities. The dissolution of MGC Communications, LLC, a Georgia limited liability company, formerly known as NevTEL, LLC (the "LLC"), and the distribution of the shares of Common Stock of the Company held by the LLC (the "Reorganization") was consummated in compliance with all applicable Laws. No person was or is entitled to receive any shares of capital stock or other consideration which have been distributed as a result of the Reorganization.

         4.25 Improper Actions. The Company, or to the best knowledge of the Company, any of its officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company has not, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any Governmental Body), Governmental Body or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company, or any other individual or entity to any damage or penalty in any Legal Proceeding, (ii) if not given in the past, might have caused a Material Adverse Change or (iii) if not continued in the future, might cause a Material Adverse Change.

     5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally, for itself only, that:

         5.1 Organization and Good Standing. Each Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as applicable.

         5.2 Authorization of Agreement. Each Purchaser has full corporate or partnership power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by each Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of this Agreement and each Purchaser Document has been duly authorized by all necessary corporate or partnership action on behalf of such Purchaser. This Agreement and each Purchaser Document has been duly executed and delivered by such Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each Purchaser Document constitute the legal, valid and binding obligations of each Purchaser, enforceable against such Purchaser in accordance with their respective terms.

         5.3 Purchaser Representation. Each Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. Each Purchaser has been given the opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answer from, the Company and their respective representatives concerning the terms and conditions of an investment in the Shares.

         5.4 Investment Intention. Each Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof in violation of the Securities Act, and that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. Each Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The principal place of business or domicile of each Purchaser is located in the jurisdiction where notices are to be sent to such Purchaser as set forth on Schedule 1.

         5.5 Financial Advisors. No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of each Purchaser or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement or any Transaction Document and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of each Purchaser.

         5.6 Reliance. In making its decision to acquire the Shares, no Purchaser has relied on any information provided by the Company or its representatives other than the Offering Memorandum and the representations and warranties contained herein and in the other documents executed in connection herewith.

     6.  FURTHER AGREEMENTS OF THE PARTIES.

         6.1 Covenants. (a) For so long as the Shares are convertible, the Company shall reserve that number of shares of Common Stock issuable upon conversion of the Shares, which shares shall not be subject to any preemptive or other similar rights (collectively, the "Reserved Shares").

         6.2 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Shares under this Agreement in accordance with the "Use of Proceeds" section of the Offering Memorandum.

         6.3 Access to Information. Until the consummation of a Public Offering, the Purchasers shall be entitled, at their expense, upon reasonable notice, to make such reasonable investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as they reasonably request and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances without material interference with the Company's normal business operations, and the Company and its respective employees shall cooperate fully therein. No investigation by the Purchasers prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the Transaction Documents. In order that the Purchasers may have full opportunity to make such physical, business, accounting and legal review, examination of the affairs of the Company investigation as may be reasonably requested, the Company shall cause its Representative to cooperate fully with the Representatives of the Purchaser in connection with such review and examination; provided that the Company shall not incur any material expense related thereto. Each Purchaser shall use its reasonable best efforts to maintain the confidentiality of information obtained as a result of the exercise of its rights granted under this Section 6.3.

         6.4 Confidentiality. Except as may be required by applicable law, neither the Company nor the Purchasers or any of their respective Affiliates shall at any time divulge, disclose, disseminate, announce or release any information to any person concerning this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby without first obtaining the prior written consent of the other party hereto; provided, however, each Purchaser shall be entitled to disclose information with respect to its investment in the Company on any reports such Purchaser furnishes to its investors or as otherwise required by Law and the Company may disclose the terms of this Agreement in connection with an issuance of debt or equity securities.

         6.5 Other Actions. The Company and the Purchasers agree to execute and deliver such other documents and take such other actions, as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents.

         6.6 Indemnity (a) The Company agrees to indemnify, defend and hold harmless each Purchaser (and its partners (and each officer and director thereof), directors, officers, members, shareholders, Employees, affiliates, agents and permitted assigns) from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and reasonable attorneys' fees, disbursements and related charges) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or the Transaction Documents.

         (b) Each Purchaser agrees, severally, for itself only, to indemnify, defend and hold harmless the Company (and its partners (and each officer and director thereof), directors, officers, members, shareholders, Employees, affiliates, agents and permitted assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of each Purchaser contained in this Agreement or the Transaction Documents.

         6.7 U.S. Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as such term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended ("USRPHC"), and the regulations thereunder. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from a Purchaser, the Company will inform the requesting party, in the manner set forth in Reg. 1.897-2(h) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

         6.8 Financial Statements, Reports, Etc. The Company shall furnish to each Purchaser which, together with its Affiliates, purchases and continues to own at least 285,714 Shares:

         (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, (i) a consolidated audited financial statement of the Company as of the end of such fiscal year; (ii) the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants of recognized national standing selected by the board of directors of the Company and acceptable to a majority of the Purchasers (the "Annual Financial Statement"); and (iii) any related management letters from such accounting firm. The Audited Financial statements shall be accompanied by a management report describing the state of the Company's business at year end.

         (b) as soon as available, and in any event within 30 days after the end of each month in each fiscal year a consolidated balance sheet of the Company, and the related consolidated statement of income (with statements of stockholders' equity and cash flows to be provided quarterly), unaudited but prepared in accordance with GAAP (except that such unaudited financial statement do not contain all of the required footnotes and are subject to normal, recurring non-material year-end adjustments) and certified by the chief financial officer of the Company (the "Monthly Balance Sheet"). The Monthly Balance Sheet should be prepared as of the end of such month with consolidated statements of income, stockholders' equity and cash flows for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year and the most recent 12-month budget delivered by the Company pursuant to Section 6.8(c) hereof;

         (c) as soon as available and in any event no later than 30 days prior to the start of each fiscal year (except for the budget with respect to 1998, which is due on January 1, 1998), an annual business plan and consolidated capital and operating expense budget, cash flow projections and income and loss projections for the Company, in respect of such fiscal year, as approved by the board of directors of the Company and all itemized in reasonable detail and prepare on a quarterly basis, and, promptly after preparation, any revisions to any of the foregoing;

         (d) any document relating to the affairs of the Company delivered to the shareholders of the Company; or

         (e) prompt notice, and in any event within five days after notice has been received by the Company, of any material litigation or an adverse claims, dispute or any other developments which could reasonably be expected to be material to operations, assets, or properties of the Company.

         provided, however, that the rights provided in this Section 6.8 to a Purchaser shall terminate with respect to such Purchaser (a) upon the earlier of a Public Offering or (b) when such Purchaser (or its Affiliates) owns less than fifty percent of the Shares, (including the Common Stock issuable thereto) purchased by such Purchaser at the Closing; and provided further that the rights provided in this Section 6.8 shall only be transferable to a transferee that acquires and continues to own at least 50% of the Shares acquired by the Purchaser hereunder.

     7.  DOCUMENTS TO BE DELIVERED AT THE CLOSING.

         7.1 Documents to be Delivered by the Company. At the Closing, the Company shall deliver, or cause to be delivered, to each Purchaser the following:

             (a) Certificates representing the Shares issued hereunder;

             (b) an opinion of Ellis Funk, Goldberg, Labovitz & Dokson, P.C. and Kelley Drye and Warren LLP, in form and substance satisfactory to the Purchasers;

             (c) the Stockholders Agreement;

             (d) (i) certificate of good standing with respect to the Company issued by the secretary of state of Nevada; (ii) copy, certified by the secretary or assistant secretary of the Company, as being a true and complete copy as of the Closing Date, of the by-laws of the Company; and
     (iii) copy, certified by the Secretary of State of Nevada, of the certificate of incorporation of the Company;

             (e) (i) copy of resolutions of the board of directors of the Company, authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, the issuance of the Series A Preferred Stock and the reservation of the Reserved Shares; (ii) and a certificate of the secretary or assistant secretary of the Company, dated the Closing Date certifying that such resolutions were duly adopted and are in full force and effect and attesting to the true signatures and to the incumbency of the officers of the Company, executing this Agreement and the Transaction Documents; and

             (f) a certificate, certified by the President or any Vice-President of the Company, stating that the respective representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date.

             (g) such other documents as the Purchasers shall reasonably request.

         7.2 Delivery of Purchase Price. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account of which the Company shall notify the Purchasers prior to the Closing Date.

    8.   MISCELLANEOUS.

         8.1 Certain Definitions

         "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to the Purchasers listed as S-C Purchasers on Schedule 1 hereto, the term "Affiliate" shall include one or more of George Soros, Purnendu Chatterjee, Chatterjee Fund Management, L.P. or Soros Fund Management LLC or affiliates thereof, and any person or entity for which any such person or entity acts as investment advisor or investment manager.

         "Benefit Plan" means each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "Employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of
Section 3(37) or 4001(a)(3) of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Common Stock" means the Company's common stock, par value $.001 per share.

         "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations and practices of the FCC. "Company Benefit Plan" means each Benefit Plan (other than an Employee Agreement) which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, or with respect to which any withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, by the Company for the benefit of any Employee, and pursuant to which the Company has or may have any liability, contingent or otherwise.

         "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

         "Employee" means each current, former, or retired employee, office consultant, independent contractor, agent or director of the Company.

         "Employee Agreement" means each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between the Company, and any Employee pursuant to which the Company has or may have any liability contingent or otherwise.

         "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Body or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Permits of or from any Governmental Body relating to environmental matters connected with the Facilities.

         "Environmental Law" means any Law concerning Releases into any part of the natural environment, or activities that might result in damage to the natural environment, or any Law that is concerned in whole or in part with the natural environment and with protecting or improving the quality of the natural environment and protecting public and Employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto, and any and all treaties, conventions and environmental public and employee health and safety statutes and regulations or analogous requirements of non-United States jurisdictions in which the Company conducts any business.

         "Environmental Matters" means any matter arising out of or relating to the production, storage, transportation, disposal or Release of any Hazardous Material or otherwise arising out of or relating to safety, health or the environment which could give rise to liability or require the expenditure of money to address, and shall include, without limitation, the costs of investigating and remedying any of the foregoing matters, any fines and penalties arising in connection therewith, and any claim in respect thereof for damages or injunctive relief for alleged personal injury, property damage or damage to natural resources under common law or other Environmental Law.

         "Environmental Permit" means any Permit, variance, registration, or permission required under any applicable Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated or proposed thereunder.

         "Facility" means real property owned, leased or operated by the Company.

         "FCC" means the Federal Communication Commission and any successor thereto.

         "GAAP" means generally accepted accounting principles, as in effect in the United States.

         "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

         "Hazardous Materials" means any substance, material or waste which is regulated by any local, state or federal Governmental Body in the jurisdiction in which the Company conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos, radon and polychlorinated biphenyls.

         "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline (including, without limitation, the Communications Act and the rules and regulations of the FCC.

         "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

         "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Material Adverse Change" means any material adverse change in the business, properties, results of operations, prospects or condition (financial or otherwise) of the Company.

         "material default" means a default which could reasonably be expected to result in a Material Adverse Change.

         "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

         "Permits" means any approvals, authorizations, consents, licenses, permits or certificates by any Governmental Body (including, with respect to the FCC).

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "Public Offering" means a firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as then in effect or any comparable statement under any similar federal statute then in force or effect.

         "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Company, including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater, or property.

         "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

         "Representatives" of a Person means its officers, Employees, agents, legal advisors and accountants.

         "Senior Notes" means the Company's 13% Senior Secured Notes due 2004.

         "Stockholders Agreement" means the Stockholders' Agreement dated as of the date hereof, by and among the Company and the shareholders listed on the signature pages thereto.

         "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         8.2 Tax Treatment of Preferred Stock. The Company agrees that the Series A Preferred Stock is stock which participates in corporate growth to a significant extent within the meaning of Treasury Regulation ss.1.305-5(a), and hence will not be treated as preferred stock for purposes of Internal Revenue Code ss.305 and the regulations thereunder. Accordingly, the Company has determined that there will not be constructive distributions under Treasury Regulation ss.1.305-5(b) with respect to the Series A Preferred Stock.

         8.3 Expenses. The Company shall pay the reasonable fees and expenses of the Purchasers associated with this transaction, including legal expenses (which the Purchasers shall use their reasonable best efforts to cap at $30,000), consulting expenses (not in excess of $10,000) and out-of pocket expenses. In addition, the Company shall pay all stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, the Transaction Documents, or the issuance, delivery or acquisition of the Shares.

         8.4 Specific Performance. The Company acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchasers and that the Purchasers will not have an adequate remedy at law. Therefore, the obligations of the Company under this Agreement, including, without limitation, the Company's obligation to sell the Shares to the Purchasers, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         8.5 Further Assurances. The Company and the Purchasers each agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

         8.6 Submission to Jurisdiction; Consent to Service of Process.

         (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the County of Cook, State of Illinois over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.9.

         8.7 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

         8.9 Table of Contents; Headings; Interpretive Matters. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         8.10 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

         If to the Company, to:

                  MGC Communications, Inc.
                  3301 North Buffalo
                  Las Vegas, Nevada 89129
                  Attn:
                  Fax:     (702) 310-1111

         With a copy (which shall by itself not constitute notice) to:

                  Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
                  3490 Piedmont Road
                  Suite 400
                  Atlanta, Georgia 30305
                  Attn:  Robert B. Goldberg
                  Fax:  (404) 233-2188

         If to the Purchasers, to the address listed in Schedule 1.

         With a copy (which shall by itself not constitute notice) to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  Attn:    Patrick J. Dooley, Esq.
                  Fax:     (212) 872-1002

         All notices are effective upon receipt or upon refusal if properly delivered.

         8.11 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

         8.12 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (as permitted in accordance with the terms of this Agreement). Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchasers may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any Affiliate of the Purchasers, but any such assignment shall not relieve the Purchasers of their respective obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of any Purchaser as a purchaser or holder of Shares (or any securities pursuant to which such Shares may be converted or exercised into) are also for the benefit of and enforceable by, any subsequent holder of such securities. Upon any permitted assignment, the references in this Agreement to the Purchasers shall also apply to any such assignee unless the context otherwise requires.

         8.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  SECURITIES PURCHASE AGREEMENT SIGNATURE PAGES

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                          MGC COMMUNICATIONS, INC.


                          By:
                                  ------------------------------------
                                  Name:
                                  Title:


                          PURCHASERS:



                          JK&B CAPITAL, L.P.

                          By: JK&B Management, L.L.C.
                          Its: General Partner


                          By:
                                  ------------------------------------
                                  Name: David Kronfeld
                                  Title:  Manager


                          JK&B CAPITAL II, L.P.

                          By: JK&B Management, L.L.C.
                          Its: General Partner


                          By:
                                  ------------------------------------
                                  Name: David Kronfeld
                                  Title:  Manager


                          STRATEGIC INVESTMENT PARTNERS LIMITED


                          By:
                                  ------------------------------------
                                  Name:
                                  Title: Attorney-in-Fact

                          S-C PHOENIX HOLDINGS, L.L.C.


                          By:
                                  -------------------------------------
                                  Name:
                                  Title:


                          WINSTON PARTNERS II LDC



                          By:
                                  -------------------------------------
                                  Name:
                                  Title: Attorney-in-Fact


                           WINSTON PARTNER II LLC

                           By:  Chatterjee Advisors L.L.C.
                           Its: Manager

                           By:
                                   -------------------------------------
                                   Name:
                                   Title:  Manager


                           WIND POINT PARTNERS III, L.P.

                           By: WIND POINT PARTNERS, LLC
                           Its: General Partner


                           By:
                                   -------------------------------------
                                   Name:
                                   Title:

                          BOSTON CAPITAL VENTURES III, L.P.


                          By:
                                  -------------------------------------
                                  Name:
                                  Title:

                          FARLEY, INC.


                          By:
                                  -------------------------------------
                                  Name:
                                  Title:


                          FRUIT OF THE LOOM, INC. SENIOR EXECUTIVE OFFICER DEFERRED COMPENSATION TRUST


                          By:
                                  -------------------------------------
                                  Name:
                                  Title:


                          ---------------------------------------------
                          William Farley



                          ---------------------------------------------
                          Robert W. Humes

                        WESTBURY CAPITAL PARTNERS, L.P.

                        By: Westbury MGP, L.P., its general partner

                            By: JK Fogg & Co. Incorporated, its general partner


                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                        ----------------------------------------------------
                        Jeffrey H. Freed



                        ----------------------------------------------------
                        Brett J. Rome

                                                                      SCHEDULE 1


Name of Purchaser                                  Dollar Amount            Series A Preferred
-----------------                                  -------------            ------------------
JK&B Capital, L.P.                                 $3,350,000                   957,143
JK&B Capital II, L.P.                              $1,650,000                   471,429

205 North Michigan
Suite 808
Chicago, Ill 60601
Attn: David Kronfeld
Fax No.: (312) 946-1103

Strategic Investment Partners Limited              $2,000,000                   571,429
c/o Curacao Corporation
Company, N.V
Kaya Flamboyan 9
Willemstad, Curacao
Netherlands Antilles
Facsimile No.: 011-599-9-322-001

With a copy to:

Soros Fund Management LLC
888 Seventh Avenue
New York, New York 10106
Attention: Michael C. Neus
Facsimile No.: (212) 664-0544

S-C Phoenix Holdings, L.L.C                        $1,250,000                   357,142
c/o Soros Fund Management LLC
888 Seventh Avenue
New York, New York 10106
Facsimile No.: 212-664-0544
Attention: Michael C. Neus

Winston Partners II LDC                            $  500,000                   142,857
c/o Curacao Corporation
Company, N.V
Kaya Flamboyan 9
Willemstad, Curacao
Netherlands Antilles
Facsimile No.: 011-599-9-322-001

With a copy to:

The Chatterjee Group
888 Seventh Avenue
New York, New York 10106
Attention: Thomas Neustaetter/Peter Hurwitz
Facsimile No.: (212) 489-2005

Winston Partners II LLC                            $   250,000                   71,429
c/o Chatterjee Advisors L.L.C
c/o The Chatterjee Group
888 Seventh Avenue
New York, New York 10106
Attention: Thomas Neustaetter /Peter Hurwitz
Facsimile No.: (212) 489-2005

Wind Point Partners III, L.P.                      $ 4,000,000                1,142,857
676 N. Michigan Avenue
Suite 3300
Chicago, Ill 60611
Attn: James Tenebrook
Fax No.: (312) 649-9644

Boston Capital Ventures III, L.P.                  $ 1,000,000                  285,714
45 School Street
Boston, Ma 02108
Attn: Johan von der Goltz
Fax No.: (617) 227-3847

Farley, Inc.                                       $ 1,000,000                  285,714
Fruit of the Loom, Inc.
Senior Executive Officer
Deferred Compensation Trust                        $   500,000                  142,857
William Farley                                       1,500,000                  428,571
Farley Group
c/o Fruit of the Loom
233 South Wacker Drive
5000 Sears Tower
Chicago, Ill 60606
Attn: David Vogel
Fax No.: (312) 993 1749

Mr. Robert W. Humes                                $    20,000                    5,714
17137 Yearlings Lane
Wadsworth, Ill 60083
Fax No.: (847) 855-0336

Westbury Capital Partners, L.P.                    $   950,000                  271,429
400 Post Avenue
Westbury, NY 11590

Jeffrey H. Freed                                   $    20,000                    5,714
64 Short Way
Roslyn Heights, NY                                                                11577

Brett D. Rome                                      $    30,000                    8,571
23 St. George Place
Palm Beach Gardens, FL 33918
                                                   -----------                ---------

             TOTAL                                 $18,020,000                5,148,570
                                                   ===========                =========